    As filed with the Securities and Exchange Commission on February 4, 2000
                                                      Registration No. 333-_____

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                                  RED HAT, INC.
             (Exact Name of Registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   06-1364380
                      (I.R.S. Employer Identification No.)

                              2600 MERIDIAN PARKWAY
                                DURHAM, NC 27713
                                 (919) 547-0012
               (Address of Principal Executive Offices) (Zip Code)

                                   ---------

                                  RED HAT, INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN
                                CYGNUS SOLUTIONS
                             1995 STOCK OPTION PLAN
                             1997 STOCK OPTION PLAN
                        1998 EXECUTIVE STOCK OPTION PLAN
                            (Full title of the plans)

                                   ---------

                                 ROBERT F. YOUNG
                                    CHAIRMAN
                                  RED HAT, INC.
                              2600 MERIDIAN PARKWAY
                                DURHAM, NC 27713
               (Name and Address of Agent for Service of Process)

                                 (919) 547-0012
          (Telephone Number, Including Area Code, of Agent For Service)

                                   ---------

                                    Copy to:

                          WILLIAM J. SCHNOOR, JR., ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                HIGH STREET TOWER
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000

==============================================================================

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                     Proposed
                                                                      Maximum        Proposed
                                                                     Offering        Maximum
Title of Securities                               Amount to be       Price Per      Aggregate          Amount of
to be Registered                                   Registered          Share      Offering Price   Registration Fee
----------------------------------------------------------------------------------------------------------------------
RED HAT, INC.
1999 STOCK OPTION AND INCENTIVE PLAN
Common Stock (par value $.0001 per share)
----------------------------------------------------------------------------------------------------------------------

OPTIONS GRANTED (1)
                                                    300,000           $36.7500       $11,025,000
                                                    537,800           $42.9375       $23,091,788
                                                    216,600          $108.5000       $23,501,100
                                                    221,490          $133.9690       $29,672,794
                                                    106,600           $92.5000        $9,860,500
OPTIONS RESERVED FOR GRANT (2)
                                                 11,617,510           $94.4688    $1,097,492,229

----------------------------------------------------------------------------------------------------------------------
CYGNUS SOLUTIONS
1995 STOCK OPTION PLAN
Common Stock (par value $.0001 per share)
----------------------------------------------------------------------------------------------------------------------

OPTIONS GRANTED (3)
                                                     99,257            $0.1519        $15,078
                                                     71,213            $0.6362        $45,306
                                                     72,444            $0.9542        $69,126

----------------------------------------------------------------------------------------------------------------------
CYGNUS SOLUTIONS
1997 STOCK OPTION PLAN
Common Stock (par value $.0001 per share)
----------------------------------------------------------------------------------------------------------------------

OPTIONS GRANTED (4)
                                                    193,024            $0.9861       $191,341
                                                    128,421            $1.2723       $163,391
                                                    151,657            $1.7494       $265,309
                                                     92,061            $2.0675       $190,336
                                                    710,147            $2.8626     $2,032,867
                                                     65,238            $4.1349       $269,753
                                                    228,726            $4.7710     $1,091,252
                                                     28,296           $40.0764     $1,134,002
                                                     32,815          $101.7812     $3,339,951

----------------------------------------------------------------------------------------------------------------------
CYGNUS SOLUTIONS
1998 EXECUTIVE STOCK OPTION PLAN
Common Stock (par value $.0001 per share)
----------------------------------------------------------------------------------------------------------------------

OPTIONS GRANTED (5)
                                                    428,370            $2.8626     $1,226,252
                                                     78,600            $4.7710       $375,001

TOTAL:                                           15,380,269                    $1,205,052,376        $318,134
----------------------------------------------------------------------------------------------------------------------

(1) Based on options to purchase 1,382,490 shares of Red Hat Common Stock outstanding as of February 1, 2000 under the Red Hat, Inc. 1999 Stock Option and Incentive Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise prices listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) The price of $94.4688 per share, which is the average of the high and low prices reported on the Nasdaq National Market on February 1, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise or purchase price.

(3) Based on options to purchase 242,914 shares of Red Hat Common Stock outstanding as of February 1, 2000 under the Cygnus Solutions 1995 Stock Option Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise prices listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(4) Based on options to purchase 1,630,285 shares of Red Hat Common Stock outstanding as of February 1, 2000 under the Cygnus Solutions 1997 Stock Option Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise prices listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(5) Based on options to purchase 506,970 shares of Red Hat Common Stock outstanding as of February 1, 2000 under the Cygnus Solutions 1998 Executive Stock Option Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise prices listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) Registrant's Prospectus dated February 3, 2000, as filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the "Securities Act of 1933"), on February 4, 2000;

(b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A (File No. 000-26281) filed on June 4, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

          Certain attorneys of Testa, Hurwitz & Thibeault, LLP, counsel to the Registrant, hold an aggregate of 4,200 shares of the Registrant's Common Stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Delaware General Corporation Law and the Registrant's charter and by-laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's corporate charter filed as Exhibits 3.2 and 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-80051) and the Registrant's by-laws filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-80051).

          The underwriting agreement between the Registrant and the underwriters listed therein provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-80051).

          The Registrant has in effect a directors' and officers' insurance policy.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

EXHIBIT NO.                  DESCRIPTION OF EXHIBIT

4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-80051) and incorporated herein by reference)

4.2      Third Amended and Restated Certificate of Incorporation (filed as
         Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-80051) and incorporated herein by reference)

4.3 Certificate of Amendment of Third Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-80051) and incorporated herein by reference)

4.4 Amended and Restated By-Laws, as amended, of the Registrant (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-94775) and incorporated herein by reference)

4.5 1999 Stock Option and Incentive Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-80051) and incorporated herein by reference)

4.6 1999 Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-80051) and incorporated herein by reference)

4.7 Cygnus Solutions 1995 Stock Option Plan (filed as Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-94775) and incorporated herein by reference)

4.8 Cygnus Solutions 1997 Stock Option Plan (filed as Exhibit 10.5 to the Registration Statement on Form S-1 (File No. 333-94775) and incorporated herein by reference)

4.9      Cygnus Solutions 1998 Executive Stock Option Plan (filed as Exhibit
         10.6 to the Registration Statement on Form S-1 (File No. 333-94775) and incorporated herein by reference)

5.1      Opinion of Testa, Hurwitz & Thibeault, LLP

23.1     Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

23.2     Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)



Item 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         The undersigned Registrant hereby undertakes (i) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(ii) to remove from registration
by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham in the State of North Carolina, on this 3rd day of February, 2000.

                                  RED HAT, INC.


                              By:         /s/ MATTHEW J. SZULIK
                                     ---------------------------------------
                                     Matthew J. Szulik
                                     President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES
         We, the undersigned officers and directors of Red Hat, Inc., hereby severally constitute and appoint Robert F. Young and Matthew J. Szulik, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Red Hat, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                                       TITLE                                  DATE

     /s/ Matthew J. Szulik            President and Chief Executive Officer                   February 3, 2000
------------------------------------- (Principal Executive Officer)
Matthew J. Szulik

    /s/ Manoj George                  Chief Financial Officer                                 February 3, 2000
-------------------------------------(Principal Financial and Accounting Officer)
Manoj George

    /s/ Robert F. Young               Director                                                February 3, 2000
-------------------------------------
Robert F. Young

    /s/ Marc Ewing                    Director                                                February 3, 2000
-------------------------------------
Marc Ewing

    /s/ William Kaiser                Director                                                February 3, 2000
-------------------------------------
William Kaiser

    /s/ Eric Hahn                     Director                                                February 3, 2000
-------------------------------------
Eric Hahn

    /s/ Kevin Harvey                  Director                                                February 3, 2000
-------------------------------------
Kevin Harvey

                                INDEX TO EXHIBITS

EXHIBIT NO.        DESCRIPTION

4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-80051) and incorporated herein by reference)

4.2      Third Amended and Restated Certificate of Incorporation (filed as
         Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-80051) and incorporated herein by reference)

4.3 Certificate of Amendment to the Registrant's Third Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-80051) and incorporated herein by reference)

4.4      Amended and Restated By-Laws, as amended, of Registrant (filed as
         Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-94775) and incorporated herein by reference)

4.5 1999 Stock Option and Incentive Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-80051) and incorporated herein by reference)

4.6 1999 Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-80051) and incorporated herein by reference)

4.7 Cygnus Solutions 1995 Stock Option Plan (filed as Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-94775) and incorporated herein by reference)

4.8 Cygnus Solutions 1997 Stock Option Plan (filed as Exhibit 10.5 to the Registration Statement on Form S-1 (File No. 333-94775) and incorporated herein by reference)

4.9      Cygnus Solutions 1998 Executive Stock Option Plan (filed as Exhibit
         10.6 to the Registration Statement on Form S-1 (File No. 333-94775) and incorporated herein by reference)

5.1      Opinion of Testa, Hurwitz & Thibeault, LLP

23.1     Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

23.2     Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included as part of the signature page to this Registration Statement)